ARC Achieves Compliance with NYSE Listing Standard; Reports Company Performance is Tracking Expectations

SAN RAMON, California (September 3, 2020) – ARC Document Solutions, Inc. (NYSE:ARC), a leading national digital print and graphics imaging provider, today announced the receipt of notification from the New York Stock Exchange (the “NYSE”) stating that it has regained full compliance with the NYSE’s minimum average share price listing requirement. The Company also announced that it is meeting its internal expectations for financial performance in the first two months of the third quarter.
“As we continue to build on the positive effects of our recent re-engineering efforts, we were pleased to regain full compliance with the NYSE’s listing requirements,” said Suri Suriyakumar, CEO of ARC.
On August 4, 2020, during the Company’s second quarter earnings report, ARC announced significant changes to the Company’s sales and marketing, operations, finance, technology, and corporate functions. Its stated goal was to create the potential for new growth by focusing on a resurgence of digital printing and graphic imaging, and to remove redundant capacity, assets, and infrastructure associated with business lines that had become less relevant over time.
ARC’s 2020 third quarter earnings report will be presented on November 4, 2020, with a press release and conference call after the close of the market. More information about the call will be available at ir.e-arc.com as details are finalized.

About ARC Document Solutions (NYSE: ARC)
ARC provides a wide variety of document distribution and graphic production services to facilitate graphic communication for professionals in the design, marketing, commercial real estate, construction and related fields. Follow ARC at www.e-arc.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words and phrases such as “tracking expectations”, “meeting its internal expectations”, “build on the positive effects,” and similar expressions identify forward-looking statements, and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the industries ARC serves, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114